Exhibit 99.1

[AUTOIMMUNE LOGO APPEARS HERE]

AutoImmune Inc.

1199 Madia Street

Pasadena, CA 91103

Phone: 626-792-1235

Fax: 626-792-1236

Contact:

Robert C. Bishop, Ph.D.

Chairman and Chief Executive Officer

AutoImmune Inc.

626-792-1235

website: http://www.autoimmuneinc.com

FOR IMMEDIATE RELEASE

AUTOIMMUNE INC. TO BE DELISTED BY NASDAQ

Pasadena, California, May 25, 2004—AutoImmune Inc. (Nasdaq: AIMM) today announced that its securities will be delisted from The Nasdaq SmallCap Market as of the open of business on Wednesday, May 26, 2004.

The Company previously announced it received a letter from the Nasdaq Listing Qualifications Staff notifying the company that based upon the Staff’s review of the Company and under the broad discretionary authority granted by Nasdaq Marketplace Rules 4300 and 4330(a)(3), the Company’s securities would be delisted on March 4, 2004. At the Company’s request, a hearing was held on April 1, 2004 before a Nasdaq Listing Qualifications Panel to appeal that decision. On May 24, 2004, the Company received notice from Nasdaq that the Listing Qualifications Panel rejected the Company’s appeal and determined to delist the Company’s securities from the Nasdaq SmallCap Market effective Wednesday, May 26, 2004.

Robert C. Bishop, Ph.D., Chairman and Chief Executive Officer stated, “AutoImmune is disappointed with this decision as it is fully compliant with all of the stated requirements for listing.”

AutoImmune is a biopharmaceutical company involved in the development of a new class of mucosally administered therapies for the treatment of autoimmune and cell-mediated inflammatory diseases and conditions.

This release contains forward-looking statements which involve risks and uncertainties. The Company’s actual results may differ significantly from results discussed in the forward-looking statements due to a number of important factors, including, but not limited to the uncertainties of clinical trial results, the Company’s dependence on third parties for licensing revenue, and the risks of technological change and competition. These factors are more fully discussed in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission in the section “Business-Factors to be Considered.” The discussion in the Annual Report on Form 10-K is hereby referenced into this release.